Exhibit 10.2

AMENDMENT NO. 2 TO THE
KINDER MORGAN, INC.
2015 AMENDED AND RESTATED
STOCK INCENTIVE PLAN
THIS AMENDMENT NO. 2 (the “Amendment”) to the Kinder Morgan, Inc. 2015 Amended and Restated Stock Incentive Plan (the “Plan”) is effective as of July 19, 2017.  Capitalized terms used in this Amendment shall have the same meanings given to them in the Plan unless otherwise indicated.
WHEREAS, the Plan was originally adopted by the Board of Directors (the “Board”) as the Kinder Morgan, Inc. 2011 Stock Incentive Plan, effective as of January 1, 2011. The Plan was amended and restated as the Kinder Morgan, Inc. 2015 Amended and Restated Stock Incentive Plan by the Board on January 21, 2015, and was approved by the Company’s stockholders. The Plan was amended on January 18, 2017; and
WHEREAS, the Board desires to amend the Plan as set forth herein.
NOW, THEREFORE, the Plan is hereby amended as follows:
1.Amendments.
Section 14 of the Plan shall be deleted in its entirety and replaced with the following:
“14.    WITHHOLDING OBLIGATIONS. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Grantee may satisfy any federal, state, provincial or local tax withholding obligation relating to the exercise or acquisition of Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Grantee by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Stock from the shares of Stock otherwise issuable to the Grantee as a result of the exercise or acquisition of Stock under the Award, provided, however, that no shares of Stock are withheld with a value exceeding the maximum statutory tax rates applicable to the Grantee; or (c) delivering to the Company previously owned and unencumbered shares of Stock.”
2.Effect on the Plan. Other than as specifically set forth herein, all other terms and provisions of the Plan shall remain unaffected by the terms of this Amendment, and shall continue in full force and effect.